EXHIBIT 99.2


                Written Statement of the Chief Financial Officer
                          Pursuant to 18 U.S.C. ss.1350

        Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Vice President of Administration and Chief Financial Officer of Trailer Bridge, Inc. (the "Company"), hereby certify, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Mark A. Tanner
----------------------------
Mark A. Tanner
August 9, 2002